Exhibit 23.0


     CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTING FIRM


To:   Nuclear Solutions, Inc.

As independent Certified Public Accountants, we hereby consent to the use by reference in this Registration Statement, Form S8, of our March 16, 2006 report on Form 10KSB for the year ended December 31, 2005, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, and to all other references to our Firm included in this Registration Statement.


                           /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                           --------------------------------------------
                           Russell Bedford Stefanou Mirchandani LLP

New York, New York
March 8, 2007